                                                                     Exhibit 2.4
                                                                     -----------


SECTION:        4
BLOCK:          4877
LOTS:  20, 100, 200, 250
Premises:     2500 Central Park Avenue
              Yonkers, New York


===============================================================================

                        MORTGAGE AMOUNT:   $17,760,000

                    LEASEHOLD MORTGAGE, SECURITY AGREEMENT,
                  ASSIGNMENT OF LEASES RENTS AND PROFITS AND
                          FIXTURE FINANCING STATEMENT


                                     from


                         NEW HORIZONS OF YONKERS, INC.


                                      to


                      IBJ WHITEHALL BANK & TRUST COMPANY

                                  as Trustee


                         Dated as of February 2, 1999

===============================================================================

                           WHEN RECORDED, RETURN TO:

                            Matthew R. Hartley, Esq.
                      Skadden, Arps, Slate, Meagher & Flom
                       333 West Wacker Drive, Suite 2100
                            Chicago, Illinois 60606


THIS MORTGAGE DOES NOT COVER REAL PROPERTY PRINCIPALLY IMPROVED OR TO BE IMPROVED BY ONE (1) OR MORE STRUCTURES CONTAINING IN THE AGGREGATE NOT MORE THAN SIX (6) RESIDENTIAL DWELLING UNITS, EACH HAVING ITS OWN SEPARATE COOKING FACILITIES.

                         MORTGAGE AMOUNT:   $17,760,000

               LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
          OF LEASES, RENTS AND PROFITS AND FIXTURE FINANCING STATEMENT
          ------------------------------------------------------------


          THIS LEASEHOLD MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES, RENTS AND PROFITS AND FIXTURE FINANCING STATEMENT, made as of February 2, 1999, by, NEW HORIZONS OF YONKERS, INC., a Delaware corporation, having an address at One Bradlees Circle, P.O. Box 9051, Braintree, Massachusetts 02184-9051 (together with its permitted successors and assigns, the "Mortgagor"), in favor
                                                          ---------
of IBJ WHITEHALL BANK & TRUST COMPANY, having an address at One State Street, New York, New York 10004, as Trustee for the benefit of the Noteholders (as such terms are defined in the Indenture, hereinafter defined, together with its successors in interest, the "Mortgagee").
                             ---------

                                  WITNESSETH:
                                  ----------

          WHEREAS, the Mortgagee, Bradlees Stores, Inc. (the "Issuer") and
                                                              ------
Bradlees, Inc. have entered into an Indenture of even date herewith (as the same may be amended, supplemented, renewed or extended from time to time, the "Indenture") pursuant to which the Issuer issued the Notes in the aggregate
----------
principal amount of $29,000,000, dated the date hereof. (ALL CAPITALIZED TERMS USED IN THIS MORTGAGE AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THE INDENTURE.)

          NOW, THEREFORE, to secure (i) payment of a portion of the indebtedness evidenced by the Notes, in the Mortgage Amount (as defined above), together with all interest accrued thereon as provided for in the Notes, and (ii) payment of all other amounts due under the Indenture and the other Security Documents, and
(iii) the performance of the covenants and agreements contained herein and in the Indenture and the other Security Documents; and also in consideration of the sum of Ten Dollars in hand paid, the receipt and sufficiency of which are hereby acknowledged:

                                GRANTING CLAUSE

          The Mortgagor, intending to be legally bound, hereby mortgages, gives, grants, assigns, transfers, pledges, grants a security interest and sets over to the Mortgagee, to secure (i) payment of a portion of the indebtedness evidenced by the Notes, in the Mortgage Amount, together with all interest accrued thereon as provided for in the Notes, and (ii) payment of all other amounts due under the Indenture and the other Security Documents, and (iii) the performance of the covenants and agreements contained herein and in the Indenture and the other Security Documents, any and all of the Mortgagor's right, title and interest in and to the following property (collectively as set forth in this Granting Clause the "Mortgaged Property"):
     ------------------

(a) the leasehold estate of the Mortgagor created pursuant to the lease (the "Lease") described in Schedule A hereto covering the property described in
     ------
     Schedule A hereto and any additions thereto covered by the Lease (collectively the "Premises");
                        --------

(b) all buildings, plants, structures and other improvements now or hereafter constructed or located on the Premises, or within the Easement Areas (as hereinafter defined) to the extent constructed and/or owned by the Mortgagor, and all right, title and interest of the Mortgagor, if any, in and to all fixtures now or hereafter located on the Premises, within the Easement Areas or in any such improvements (such of the Mortgaged Property as is referred to in this paragraph (b) being hereinafter collectively called the "Improvements"), including, without limitation, all heating,
                 ------------
     lighting, pipes, pipelines, pumps, conduits, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, communications, air cooling and air conditioning apparatus, elevators, escalators, shades, awnings, screens, storm doors and windows, permanently attached cabinets, partitions, ducts and compressors, and all of the right, title and interest of the Mortgagor in and to any Improvements which may be subject to any title retention or security agreement superior in lien to the lien of this Mortgage; it being understood and agreed that all Improvements are part and parcel of the Premises and appropriated to the use of the Premises and, whether affixed or annexed or not, shall for the purpose of this Mortgage be deemed conclusively to be real estate and conveyed hereby;

(c) any insurance proceeds, and the right to receive the same, and any and all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Mortgaged Property as a result of (i) the exercise of the right of eminent domain, (ii) the alteration of the grade of any street, or (iii) any other injury to or decrease in the value of the Mortgaged Property;

(d) to the extent permitted by law, all franchises, permits, licenses and contract rights regarding the use, occupancy or operation of the Mortgaged Property, including, without limitation, all warranties, all rights with respect to contracts for utilities, maintenance, service or repair of the Mortgaged Property and all development and water rights, if any;

(e) all and singular the easements, rights-of-way or use, licenses, privileges, servitudes, tenements, hereditaments and appurtenances now or hereafter belonging to or in anywise appertaining to any of the foregoing, including, without limitation, all easements, interests and rights created and granted pursuant to the terms of the Lease(all of the foregoing hereinafter collectively being referred to the "Easements" and the areas subject to the
                                         ---------
     Easements being referred to as the "Easement Areas"); all rents, income,
                                         --------------
     issues, profits and proceeds thereof; and all the estate, right, title, interest, property, claim and demand whatsoever, in law as well as in equity, which the Mortgagor now has or may hereafter acquire, in and to any of the foregoing;

(f) all other title, estates, interests or rights of the Mortgagor in the Premises, the Improvements and the Easement Areas, whether now existing or hereafter acquired; and

(g) any proceeds, and the right to receive the same, arising from or relating to any conversion (voluntary or involuntary) of the Mortgaged Property, including, without limitation, proceeds of any sale, assignment, sublease or transfer of the Lease, Premises or Improvements.

          AND without limiting any of the other provisions of this Mortgage, the Mortgagor expressly grants to the Mortgagee, as secured party, a security interest in all of those portions of the Mortgaged Property (for the avoidance of doubt, expressly excluding any and all "inventory", "equipment" and other personal property (other than, with respect to such other personal property, as expressly set forth in paragraphs (a) through (g) above) as such terms are defined or used in the New York Uniform Commercial Code (the "New York UCC"))
                                                              ------------
which are or may be subject to the New York UCC provisions applicable to secured transactions (including, without limitation, Article 9 of the New York UCC).
The Mortgagor agrees to execute and deliver, from time to time such further instruments (including, without limitation, further security agreements, as defined in subdivision (1) of Section 9-105 of the New York UCC) as may be reasonably requested by the Mortgagee to confirm the security interest and lien of this Mortgage on the Mortgagor's interest in such portions of the Mortgaged Property.

          SUBJECT, HOWEVER, to the encumbrances, if any, listed in the title insurance policies issued to and approved by the Mortgagee in connection herewith (which encumbrances are hereinafter collectively referred to as the "Permitted Encumbrances").
-----------------------

          TO HAVE AND TO HOLD the Mortgaged Property with all privileges and appurtenances hereby granted, pledged, transferred, conveyed, mortgaged and assigned, or agreed or intended so to be, unto the Mortgagee and its successor and assigns, forever.

          The Mortgagor covenants that (i) it is lawfully seized and possessed of good and marketable title to the Premises, the Easement Areas and the Improvements; (ii) the Mortgaged Property is subject only to the Permitted Encumbrances; (iii) it has a good right and full power and authority to make this Mortgage; and (iv) the Mortgagor at its expense will warrant and defend to the Mortgagee such title to the Mortgaged Property and the lien and interest of the Mortgagee thereon and therein against all claims and demands and will maintain and preserve such lien and will keep this Mortgage a first lien upon the Mortgaged Property subject only to Permitted Encumbrances.

          The Mortgagor further represents, warrants, covenants and agrees as follows:

                                  ARTICLE I

                       Payment of Taxes, Insurance, etc.
                       ---------------------------------

1.1.  Certain Definitions.
----  -------------------
Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

1.2.  Payment of Taxes and Claims.
----  ---------------------------

The Mortgagor shall pay, or cause to be paid when due, all taxes assessments or similar charges, payments in lieu of taxes, assessments, or similar charges and all charges, betterments, or other assessments relating to or imposed upon the Mortgaged Property and all other lawful claims required to be paid by the Mortgagor (including, without limitation, claims for labor, services, materials and supplies) pursuant to the terms and provisions of the Lease.

1.3.  Compliance with Insurance Requirements Instruments.
----  --------------------------------------------------

The Mortgagor shall at all times (a) obtain and maintain, or cause to be obtained and maintained, the types and amounts of insurance required by the Lease, and (b) comply or cause compliance with any instruments of record at the time in force affecting the Mortgaged Property or any part thereof.

1.4.  Compliance with Laws.
----  --------------------

The Mortgagor shall comply with all Laws, and shall not do or permit any act or thing to be done which is contrary to any Law in respect of the ownership and use of the Mortgaged Property, provided, however, that the Mortgagor shall have the right to contest same in good faith.

1.5.  Government Approvals.
----  --------------------

The Mortgagor shall maintain all Government Approvals as required by Law relating to the Premises.

1.6.  Liens.
----  -----

The Mortgagor shall not create, incur, assume or suffer to exist, directly or indirectly, any Lien on or with respect to the Mortgaged Property or any portion thereof, or the Mortgagor's or the Mortgagee's interest therein, or any income or profits arising therefrom, except for the Permitted Encumbrances.

1.7.  The Lease.
----  ---------

1.7.1.  Modifications.  The Mortgagor shall neither cancel, terminate or
------  -------------
surrender the Lease, nor amend or modify the Lease in any respect, nor request or grant any consent or waiver thereunder.

1.7.2.  Performance.  The Mortgagor shall faithfully keep and perform all of its
------  -----------
obligations as lessee under the Lease. The Mortgagor, on behalf of the Mortgagee, shall send written notice (by certified mail, return receipt requested) to the Landlord, with a copy to the Mortgagee, setting forth (i) the terms of this Section 1.7, (ii) the name and address of the

Mortgagee, and (iii) the recording date and other recording information for this Mortgage, together with a true copy of this Mortgage, within sixty (60) days after the execution of this Mortgage. (The Premises being located in New York State, reference is made to Section 291-f of the Real Property Law in applying the provisions of Section 1.7.) Mortgagor shall provide copies to Mortgagee of all material notices and communications to or from the Landlord.

1.8.  Utility Services.
----  ----------------

The Mortgagor shall (i) pay or cause to be paid all charges for all public and private utility services, all public or private rail and highway services and all other public or private transportation services, if any, all public or private communications services, and all sprinkler systems and protective services at any time rendered to or in connection with the Premises to the extent required by the Lease, (ii) comply or cause compliance with all contracts relating to any such services, and (iii) do all other things required for the maintenance and continuance of all such services.

1.9.  Maintenance and Repair, etc.
----  ----------------------------

The Mortgagor shall maintain and operate (or cause to be maintained and operated) the Premises and the Easement Areas in accordance with good business practices consistent with those used by prudent operators of similar facilities. The Mortgagor shall keep, or cause to be kept, in good working order and condition, ordinary wear and tear excepted, the Improvements necessary or useful in the proper conduct of its business on the Premises. The Mortgagor shall not permit the Improvements or any portion thereof to be removed, demolished or materially altered, except where such events involve less than $250,000 per event or $1,000,000 in the aggregate in any fiscal year. To the extent required by Law, the Lease or the Easements, the Mortgagor shall keep or cause to be kept the adjoining sidewalks, curbs, vaults and vault space, if any, and streets and ways located on or adjacent to the same, and all means of access to the Premises, in good and clean order and condition and in such a fashion that the value and utility of the Premises will not be diminished, subject only to ordinary wear and tear. The Mortgagor promptly, at its own expense, shall make or cause to be made all necessary or appropriate repairs, replacements and renewals of the Improvements, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen to the extent required pursuant to the Lease. All repairs, replacements and renewals shall be equal or superior in quality, utility and class to the original work. The Mortgagor, at its expense, shall do or cause others to do every act necessary or appropriate for the preservation and safety of the Premises by reason of or in connection with any excavation or other building operation upon the Premises and upon any adjoining property, whether or not the Mortgagor or any other Person shall be required to take such action or be liable for failure to do so.

1.10.  Alterations, Changes, etc.
-----  --------------------------

So long as no Event of Default shall have occurred and be continuing, the Mortgagor shall have the right to make or cause to be made reasonable replacements in the ordinary course of business for, alterations of and additions to the Premises or any part thereof, provided that any replacement, alteration or addition (a) shall not change the general character or affect adversely the structural integrity of the Premises, or reduce the fair market value thereof below its value immediately before such replacement, alteration or addition or impair the usefulness of the Premises,
(b) is effected with due diligence, in a good and workmanlike manner and in compliance with all Laws and insurance requirements, as set forth in the Indenture, (c) is promptly and fully paid for, or caused to be paid for, by the Mortgagor, (d) is made, if the estimated cost of such replacement, alteration or addition exceeds $2,000,000, (i) under the supervision of an engineer or architect and in accordance with the plans, specifications and cost estimates reasonably satisfactory to the Mortgagee, and (ii) only after the Mortgagor shall have furnished or caused to be furnished to the Mortgagee a contractor's payment and performance bond. In any event in which the Mortgagor shall furnish the Mortgagee with plans and specifications for any such replacement, alteration or addition, the Mortgagee may engage, at the Mortgagor's reasonable expense, an architect or engineer to review such plans and specifications on the Mortgagee's behalf. All replacements for, alterations of and additions to the Premises shall immediately constitute a part of the Mortgaged Property subject to this Mortgage.

1.11.  Acquired Property Subject to Lien.
-----  ---------------------------------

All property at any time acquired by the Mortgagor which is located at the Premises and required by this Mortgage to become subject to the lien hereof, including any property acquired as provided in Section 1.11, whether such property is acquired by exchange, purchase, construction or otherwise, shall forthwith become subject to the lien of this Mortgage without further action on the part of the Mortgagor or the Mortgagee. The Mortgagor, at its expense, will execute and deliver to the Mortgagee, upon request (and will record and file as provided in the Granting Clause), an instrument supplemental to this Mortgage, satisfactory in substance and form to the Mortgagee, whenever such an instrument is, in the opinion of the Mortgagee, necessary or desirable under applicable law to subject to the lien of this Mortgage all right, title and interest of the Mortgagor in and to all property required by this Mortgage to be subjected to the lien hereof and acquired by the Mortgagor since the date of this Mortgage or the date of the most recent supplemental instrument so subjecting property to the lien hereof, whichever is later.

                                  ARTICLE II

                          Covenants of the Mortgagor
                          --------------------------

2.1.  Compliance with Indenture.
----  -------------------------

The Mortgagor shall comply or cause compliance with all of the covenants, conditions and agreements contained in the Indenture applicable to the Mortgagor, all of which covenants, conditions and agreements are hereby incorporated herein by reference as though set forth herein in their entirety.

2.2.  Obligations Secured by Mortgage.
----  -------------------------------

This Mortgage shall secure the payment of the principal sum of, interest on, additional interest as provided in and any prepayment premiums due under, the Notes and shall further secure all advances for the payment of taxes, assessments, insurance premiums and all other costs incurred for the protection of the Mortgaged Property, together with interest thereon from the date of such advances at the highest rate then borne by any of the Notes or at the highest rate permitted by law, whichever is less.

2.3.  Prohibitions on Sale Transfer etc.
----  ----------------------------------

Except as provided herein or permitted under the Indenture, the Mortgagor shall not, directly or indirectly, voluntarily sell, lease, assign, transfer or convey, or permit the sale, lease, assignment, transfer or conveyance of the Premises or Improvements or any additions, alterations or changes to existing improvements on, the Mortgaged Property or any part thereof or interest therein. If the Mortgaged Property is sold, transferred, assigned or conveyed by operation of law without compliance with the terms of the Indenture, the Mortgagee may, at its option as provided in the Indenture, declare the entire indebtedness secured hereby to be immediately due and payable. Subject to the terms of the Lease and except for the assignment effected hereby, by the Security Documents and the liens created by the Permitted Encumbrances, the Mortgagor will not assign the whole or any part of the rents, income or profits arising from the Mortgaged Property, and all other assignments thereof shall be null and void.

2.4.  Recordation.
----  -----------

The Mortgagor agrees that, at its expense, it will cause this Mortgage and all Security Documents, UCC-1 Financing Statements and each supplement or extension hereto or thereto to be recorded, registered and filed, as applicable, and shall cause the recording, registering and filing, of the same to be kept current in the same manner and in such places, and will pay or cause to be paid all such recording, registration, filing or other taxes, fees and other charges. The Mortgagor shall comply or cause compliance with all such statutes and regulations, as may be required by law in order to establish, preserve and protect the lien of this Mortgage as a valid, direct first mortgage lien on the Mortgaged Property, including all right, title and interest of the Mortgagor in and to all property required by this Mortgage to be subject to the lien hereof and acquired by the Mortgagor after the date of this Mortgage, subject only to the Permitted Encumbrances. The Mortgagor hereby indemnifies the Mortgagee in respect of any of such costs which may at any time be incurred by the Mortgagee.

2.5.  No Waste.
----  --------

The Mortgagor shall not commit or permit to be committed any physical waste upon the Mortgaged Property, or do any act that would materially impair or depreciate the value of the Mortgaged Property.

2.6.  Inspection, etc.
----  ----------------

The Mortgagor shall permit the Mortgagee and any representatives designated by the Mortgagee to visit and inspect the Mortgaged Property or any part thereof, to inspect all property, books of record and account and other records of the Mortgagor relating to the Mortgaged Property and to make copies thereof and extracts therefrom, and to discuss its affairs, finances and accounts with, and to be advised as to the same by, any officer and any employee or independent accountant or the Mortgagor, all at such reasonable times and intervals as from time to time may be requested upon two
(2) days' prior notice. The Mortgagee shall not have any duty to make any such inspection and shall not incur any liability or obligation for not making the same carefully or properly, or for not completing the same; nor shall the fact that such inspection may not have been made by the Mortgagee relieve the Mortgagor of any obligations that it may otherwise have under this Mortgage.

2.7.  Notice of Event of Default, Default or Claimed Default.
----  ------------------------------------------------------

The Mortgagor shall deliver, without request or demand, a notice to the Mortgagee within four (4) business days of becoming aware of the existence of any condition or event which constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default, which notice shall specify (i) the nature and period of existence thereof, and (ii) what action the Mortgagor is taking, or causing to be taken, or intends to take, or to cause to be taken, with respect thereto.

2.8.  No Credit for Payment of Taxes.
----  ------------------------------

The Mortgagor shall not be entitled to any credit against the principal or premium, if any, or interest or additional interest on the Notes or any other sum which may become payable under the terms of the Indenture or any Security Document by reason of the payment of any tax on the Mortgaged Property or any part thereof or by reason of the payment of any other taxes, assessments or similar charges, and shall not apply for or claim any deduction from the taxable value of the Mortgaged Property or any part thereof by reason of this Mortgage.

2.9.  Use of Mortgagee's Name.
----  -----------------------

The Mortgagor shall not use the Mortgagee's name or the name of any Person controlling, controlled by or under common control with the Mortgagee in connection with the Mortgaged Property, or any part thereof, or any of the Mortgagor's activities, except as such use may be required by applicable requirements of law.

2.10. The Lease.
----- ---------

(a)  The Mortgagor shall:

     (i) pay all rents, additional rents and other sums required to be paid by the Mortgagor under and pursuant to the provisions of the Lease;

     (ii) diligently perform and observe before the expiration of applicable cure periods all of the terms, covenants and conditions of the Lease on the part of the Mortgagor, as tenant thereunder, to be performed and observed, unless such performance or observance shall be waived or not required by the Landlord;

     (iii) promptly advise the Mortgagee of any default under the Lease on the part of the Landlord or any successor landlord; and

     (iv) upon written request of Mortgagee, use reasonable efforts to obtain a certificate of estoppel of the Landlord or any successor landlord at such intervals as the same may be obtained under the Lease.

(b) The Mortgagor shall not surrender the leasehold estate created by the Lease or terminate or cancel the Lease or modify, change, supplement, alter or amend the Lease, in any respect, either orally or in writing, and the Mortgagor hereby assigns to the Mortgagee, as further security for the payment and performance of the obligations and indebtedness secured hereby and for the performance and observance of the terms, covenants and conditions of this Mortgage, all of the rights, privileges and prerogatives of the Mortgagor, as tenant under the Lease, to surrender the leasehold estate created by the Lease or to terminate, cancel, modify, change, supplement, alter or amend the Lease, and any such surrender of the leasehold estate created by the Lease or termination, cancellation, modification, change, supplement, alteration or amendment of the Lease shall be void and of no force and effect. Simultaneously with the execution of this Mortgage, the Mortgagor has delivered to the Mortgagee a true copy of an executed counterpart of the Lease, together with a true copy of an executed counterpart of any and all assignments thereof and amendments thereto and an executed counterpart of any memorandum of lease recorded in connection therewith, all of which shall be retained by the Mortgagee until the entire indebtedness secured hereby has been paid in full.

(c) If the Mortgagor shall default in the performance or observance of any term, covenant or condition of the Lease on the part of the Mortgagor, as tenant thereunder, to be performed or observed, then, without limiting the generality of the other provisions of this Mortgage, and without waiving or releasing the Mortgagor from any of its obligations hereunder, the Mortgagee shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Lease on the part of the Mortgagor, as tenant thereunder, to be promptly performed or observed on behalf of the Mortgagor, to the end that the rights of the Mortgagor in, to and under the Lease shall be kept unimpaired and free from default. If the Mortgagee shall make any payment or perform any act or take action in accordance with the preceding sentence, the Mortgagee will use its diligent efforts to notify the Mortgagor of the making of any such payment, the performance of any such act, or taking of any such action.
     All sums so paid and expended by the Mortgagee and the interest thereon shall be secured by the lien of this Mortgage. In any such event, the Mortgagee and any person designated by the Mortgagee shall have, and are hereby granted, the right to enter upon the Mortgaged Property at any time and from time to time for the purpose of taking any such action.

(d) If the Landlord shall deliver to the Mortgagee a copy of any notice of default sent by the Landlord to the Mortgagor, as tenant under the Lease, such notice shall constitute full protection to the Mortgagee for any action taken or omitted to be taken by the Mortgagee, in good faith, in reliance thereon.

(e) The Mortgagor shall, from time to time, use reasonable efforts to obtain from the Landlord such certificates of estoppel with respect to compliance by the Mortgagor with the terms of the Lease as may be requested by the Mortgagee.

(f) If the Lease is for any reason whatsoever terminated prior to the natural expiration of its term, and if, pursuant to any provision of the Lease or otherwise, the Mortgagee or its designee shall acquire from the Landlord a new lease of the Premises, the Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby.

(g) No release or forbearance of any of the "Tenant" obligations under the Lease, pursuant to the Lease or otherwise, shall release the Mortgagor from any of its obligations under this Mortgage.

(h) In the event of any arbitration or court proceedings pursuant to the Lease, the Mortgagor hereby authorizes the Mortgagee to participate in such arbitration or court proceedings in order to protect the Mortgagee's interests hereunder and provided same shall not be exercised prior to an Event of Default hereby irrevocably appoints the Mortgagee its agent and attorney-in-fact (which appointment shall be deemed to be an agency coupled with an interest) to exercise all of its rights in connection with such arbitration or court proceedings, including the right to appoint arbitrators and to conduct arbitration proceedings on its behalf, after the occurrence of any event of default, but nothing contained herein shall obligate the Mortgagee to participate in any such arbitration or court proceedings.

(i)  (i)   The Mortgagor shall not, without the Mortgagee's prior written consent, elect to treat the Lease or the leasehold estate created thereby as terminated under Subsection 365(h)(1) of the Bankruptcy Code, after rejection or disaffirmance of the Lease by the Landlord thereunder or by any trustee of such party, and any such election made without such consent shall be void and ineffective.

     (ii) The Mortgagor hereby unconditionally assigns, transfers and sets over to the Mortgagee all of the Mortgagor's claims and rights to the payment of damages that may hereafter arise as a result of any rejection or disaffirmance of the Lease by the Landlord thereunder or by any trustee of such party, pursuant to the Bankruptcy Code. The Mortgagee shall have and is hereby granted the right to proceed, in its own name or in the name of the Mortgagor, in respect of any claim, suit, action or proceeding relating to the rejection or disaffirmance of the Lease (including, without limitation, the right to file and prosecute, to the exclusion of the Mortgagor, any proofs of claim, complaint, motions, applications, notices and other documents) in any case in respect of the Landlord under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the indebtedness and obligations secured by this Mortgage shall have been satisfied and discharged in full. Any amounts received by the Mortgagee as damages arising out of any such rejection of the Lease shall be applied first to all reasonable costs and expenses of the Mortgagee (including, without limitation, reasonable legal fees) in connection with the exercise of its rights under this paragraph and then, in such manner as the Mortgagee shall determine, to the reduction and payment of the indebtedness secured by this Mortgage, and thereafter any balance shall be remitted to the Mortgagor.

          (iii) The Mortgagee shall not, pursuant to Subsection 365(h)(2) of the Bankruptcy Code, offset against the rent payable under the Lease the amount of any damages caused by the nonperformance by the Landlord of such party's obligations under the Lease after rejection or disaffirmance thereof under the Bankruptcy Code, without the prior written consent of the Mortgagee if such offset would result in a forfeiture of the Lease. The Mortgagee shall have the right to object to all or any part of such offset, and, in the event of such objection, the Mortgagor shall not effect any offset of the amounts so objected to by the Mortgagee. The Mortgagor shall indemnify and hold the Mortgagee harmless from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever (including, without limitation, reasonable legal fees) arising from or relating to any such offset by the Mortgagor.

          (iv) The Mortgagor shall, promptly after obtaining knowledge thereof, give written notice to the Mortgagee of any actual filing by or against the Landlord of a petition under the Bankruptcy Code. The aforesaid written notice shall set forth any information possessed by the Mortgagor concerning the date of such filing and the court in which such petition was filed.

          (v) In the event that any action, proceeding, motion or notice shall be commenced or filed in respect of the Landlord under the Lease or the Mortgaged Property or any part thereof, in connection with any case under the Bankruptcy Code, following an Event of Default hereunder the Mortgagee shall have, and is hereby granted, the option, to the exclusion of the Mortgagor, exercisable upon notice from the Mortgagee to the Mortgagor, to conduct and control any such litigation with counsel of the Mortgagee's choice. The Mortgagee may proceed, in its own name or in the name of the Mortgagor, in connection with any such litigation, and the Mortgagor agrees to execute any and all powers, authorizations, consents and other documents required by the Mortgagee in connection therewith. The Mortgagor shall, upon demand, pay to the Mortgagee all reasonable costs and expenses (including, without limitation, reasonable legal fees) paid or incurred by the Mortgagee in connection with the prosecution or conduct of any such proceedings, and, to the extent permitted by law, such costs and expenses shall be added to the indebtedness secured by this Mortgage. The Mortgagor shall not, without the prior written consent of the Mortgagee, commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Lease in any such case under the Bankruptcy Code.

          (vi) In the event that a petition under the Bankruptcy Code shall be filed by or against the Mortgagor, and the Mortgagor or any trustee of the Mortgagor shall decide to reject the Lease pursuant to Section 365(a) of the Bankruptcy Code or the Lease shall be subject to rejection pursuant to Section 365(d)(4) of the Bankruptcy Code, the Mortgagor shall give the Mortgagee at least ten (10) days' prior written notice of the date on which application shall be made to the court for authority to reject the Lease. The Mortgagee shall have the right, but not the obligation, to serve upon the Mortgagor or such trustee within such ten (10) day period a notice stating that (A) the Mortgagee demands that the Mortgagor or such trustee assume and assign the Lease to the Mortgagee pursuant to Section 365 of the Bankruptcy Code, and (B) the Mortgagee covenants to cure, or provide adequate assurance of prompt cure of, all defaults and provide adequate assurance of future performance under the Lease. In the event that the Mortgagee serves such notice upon the Mortgagor or such trustee, neither the Mortgagor nor such trustee shall seek to reject the Lease, and the Mortgagor and such trustee shall comply with such demand within thirty (30) days after such notice shall have been given, subject to the Mortgagee's performance of such covenant.

          (vii) In the event that a petition under the Bankruptcy Code shall be filed by or against the Mortgagor, neither the Mortgagor nor any trustee of the Mortgagor shall seek to extend any of the deadlines set forth in Section 365 of the Bankruptcy Code without the written consent of the Mortgagee.

          (viii) The Mortgagor hereby assigns, transfers and sets over to the Mortgagee a nonexclusive right to apply to the Bankruptcy Court under Subsection 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Lease may be rejected or assumed after the entry of any order for relief in respect to the Mortgagor under Chapter 7 or Chapter 11 of the Bankruptcy Code.

2.11.  The Easements.
-----  -------------

    (a)   The Mortgagor shall:

          (i) pay or cause to be paid all sums required to be paid by the Mortgagor under and pursuant to the provisions of the Easements;

          (ii) diligently perform and observe before the expiration of applicable cure periods all of its obligations under the Easements; and

          (iii) promptly notify the Mortgagee of the giving of any notice to the Mortgagor of any default by the Mortgagor in the performance or observance of any of its obligations under the Easements and promptly deliver to the Mortgagee a true copy of each such notice.

    (b) The Mortgagor shall not terminate or cancel any Easement or modify, change, supplement, alter or amend any Easement, in any respect either orally or in writing, and the Mortgagor hereby assigns to the Mortgagee, as further payment and performance of the obligations and indebtedness secured hereby and for the performance and observance of the terms, covenants and conditions of this Mortgage, all of the rights, privileges and prerogatives of the Mortgagor to terminate, cancel, modify, change, supplement, alter or amend any Easement and any termination, cancellation, modification, change, supplement, alteration or amendment of any Easement shall be void and of no force and effect. Simultaneously with the execution of this Mortgage, the Mortgagor has delivered to the Mortgagee true and complete certified copies of the Easements, together with certified copies of any and all assignments thereof and amendments thereto.

(c) If the Mortgagor shall default in the performance or observance of its obligations under the Easements, then without limiting the generality of the other provisions of this Mortgage, and without waiving or releasing the Mortgagor from any of its obligations hereunder, the Mortgagee shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Easements on the part of the Mortgagor to be promptly performed or observed on behalf of the Mortgagor, to the end that the rights of the Mortgagor in, to and under the Easements shall be kept unimpaired and free from default. All sums so paid and expended by the Mortgagee and the interest thereon shall be secured by the lien of this Mortgage. In any such event, the Mortgagee and any Person designated by the Mortgagee shall have, and are hereby granted, the right to enter upon the Mortgaged Property at any time and from time to time for the purpose of taking any such action.

                                  ARTICLE III


                   Eminent Domain, Insurance Proceeds, Etc.
                   ----------------------------------------

3.1.  Damage, Destruction or Taking; the Mortgagor to Give Notice; Assignment of
----  --------------------------------------------------------------------------
Awards. In case of (a) any damage to or destruction of the Premises or any
------
part thereof, or (b) any condemnation proceedings or exercise of any right of eminent domain (hereinafter a "Taking") of all or any part of the Premises, or to the commencement of any proceedings or negotiations which might result in any such Taking, the Mortgagor will promptly give or cause to be given written notice thereof to the Mortgagee, generally describing the nature and extent of such damage or destruction or of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom, as the case may be. Subject to the terms and provisions of the Lease, the Mortgagee shall be entitled to all insurance proceeds payable on account of such damage or destruction and to all awards or payments allocable to the Mortgaged Property on account of such Taking and the Mortgagor hereby irrevocably assigns, transfers and sets over to the Mortgagee all rights of the Mortgagor to any such proceeds, award or payment and irrevocably authorizes and empowers the Mortgagee, at its option, in the name of the Mortgagor or otherwise, to file and prosecute what would otherwise be the Mortgagor's claim for any such proceeds, award or payment and to collect, receipt for and retain the same for disposition in accordance with Section 3.2, in the case of proceeds received in connection with damage or destruction to the Premises, and Section 3.3, in the case of proceeds received in connection with a Taking. The Mortgagor will pay or cause to be paid all reasonable costs and expenses incurred by the Mortgagee in connection with any such damage, destruction or Taking and seeking and obtaining any insurance proceeds, award or payment in respect thereof. Notwithstanding the foregoing, provided no Event of Default exists, the Mortgagor shall be entitled to file and prosecute all claims and to apply any proceeds or awards to restoration.

3.2.   Application of Insurance Proceeds.
----   ---------------------------------

All insurance proceeds received by or payable to the Mortgagee on account of any damage to or destruction of the Premises or any part thereof (less the actual costs, fees and expenses incurred by the Mortgagee, including, without limitation, attorneys' fees and expenses, in connection therewith, for which the Person incurring the same shall be reimbursed from such proceeds) shall be paid to the Mortgagee and applied in accordance with Section 8.4 of the Indenture.

3.3.   Application of Awards, etc.
----   ---------------------------

All awards and payments received by or payable to the Mortgagor and the Mortgagee or either of them on account of a Taking (less the actual costs, fees and expenses incurred by the Mortgagee, including, without limitation, attorneys' fees and expenses, in connection therewith, for which the Person incurring the same shall be reimbursed from such award or payment), together with any interest or other income earned on such awards from the investment thereof and any other interest paid on any such awards prior to disbursement hereunder shall be paid to the Mortgagee and applied in accordance with Section
8.4 of the Indenture, provided, however, that if the terms of the Indenture are inconsistent or conflict with the terms and provisions of the Lease, the terms and provisions of the Lease shall control.

                                  ARTICLE IV


                               Events of Default
                               -----------------

4.1.  Events of Default; Indebtedness Due.
----  -----------------------------------

If any one or more of the following events (herein sometimes called "Events of
                                                                     ---------
Default") shall occur:
-------

(a) if there shall occur any "Event of Default" as defined in the Indenture or in any other Security Documents; or

(b) if the Mortgagor defaults in the observance or performance of any covenant or agreement on its part to be performed contained in this Mortgage beyond applicable cure or grace periods; or

(c) if subsequent to the date of this Mortgage the law of the State of New York shall be changed by statutory enactment judicial decision, regulation or otherwise, so as (i) to tax the holder of any lien or charge upon real property (for state, county, municipal or other purpose) based on the value of the real property subject to such lien or charge, or (ii) to change the taxation (other than income taxes imposed on the income of the holder thereof) of deeds of trust, mortgages or debts secured by land or property or the manner of collecting any such taxation, in either such case in a manner such as to affect adversely this Mortgage or the indebtedness secured hereby or the holder of this Mortgage, unless, within thirty (30) days following receipt of a written request from the Mortgagee, the Mortgagor shall have entered into a lawful and binding agreement satisfactory in substance and form to the Mortgagee, obligating the Mortgagor to pay or reimburse the Mortgagee for any tax (other than income taxes imposed on the income of the holder thereof) imposed on the Mortgagee by reason of any of the foregoing; then, (1) if such event is an Event of Default specified in the Indenture in Section 8.1 (d),(e) or (f) with respect to the Mortgagor, the outstanding principal of the Notes (with accrued interest thereon) and all other amounts owing under the Indenture or any other Security Document shall automatically become immediately due and payable at par together with interest accrued thereon without presentment, demand, protest or notice of any kind all of which are hereby waived by the Mortgagor, and (2) in the case of any other Event of Default, the Mortgagee may, in addition to any right, power or remedy permitted by law or equity, by Acceleration Notice and in accordance with Section 8.2 of the Indenture, declare the outstanding principal of the Notes (with accrued interest thereon) and all other amounts owing under the Indenture or any Security Document to be, and the outstanding principal of the Notes and such amounts shall thereupon be and become, immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Mortgagor. The Mortgagor shall pay on demand all reasonable costs and expenses (including, without limitation, attorneys' fees) incurred by or on behalf of the Mortgagee in enforcing the payment of such Notes or other obligations, or occasioned by any default or Event of Default under this Mortgage.

          The Mortgagor hereby waives any notice of default except as specifically required hereby or in the Indenture.

          Notwithstanding the foregoing, if the Event of Default occurs solely as a result of a notice of default by Landlord to the Mortgagor, the Mortgagor shall have the right to cure the default so noticed within applicable grace periods under the Lease. The foregoing is not intended to limit the rights of the Mortgagee pursuant to Section 4.12 hereof and in the event the Mortgagee exercises such rights, the Mortgagor shall have ten (10) days after notice from the Mortgagee within which to reimburse the Mortgagee for all costs and expenses incurred by the Mortgagee in the exercise thereof.

4.2.  Enforcement; Foreclosure.
----  ------------------------

If an Event of Default shall have occurred and be continuing beyond any applicable grace or cure period provided for herein or in the Indenture, the Mortgagee, at any time, at its election may, subject to Sections 8.3, 8.5, and
8.8 of the Indenture, proceed at law or in equity or otherwise to enforce the payment of any outstanding Notes in accordance with the terms hereof and thereof, obtain specific performance of any agreement contained herein, obtain an injunction against the violation of any of the terms hereof, or in the aid of the exercise of any power granted hereby, or by law, in accordance with the terms hereof or institute foreclosure or other proceedings according to law.
All procedural errors in said proceedings, together with any stay of or exemption from execution, or extension of time of payment, which may be given by any statute now in force or enacted hereafter, are hereby forever irrevocably waived and released.

4.3.  Power of Sale.
----  -------------

If the unpaid principal amount of and the premium, if any, and interest on the Notes at the time outstanding shall have become due and payable and shall not have been paid, the Mortgagee may, subject to Sections 8.3, 8.5, and 8.8 of the Indenture, sell, assign, transfer and deliver the whole or, from time to time, any part of the Mortgaged Property, or any interest in any part thereof, at any private sale or at public auction, with or without demand, advertisement or notice, for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Mortgagee in its uncontrolled discretion may determine, or as may be required by law.

4.4.  The Mortgagee Authorized to Execute Deeds, etc.
----  -----------------------------------------------

The Mortgagor irrevocably appoints the Mortgagee the true and lawful attorney of the Mortgagor, coupled with an interest, in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement hereof, whether pursuant to power of sale, foreclosure or otherwise, upon the occurrence and during the continuance of an Event of Default to execute and deliver all such deeds, bills of sale, assignments and other instruments as the Mortgagee may consider necessary or appropriate, with full power of substitution, the Mortgagor hereby ratifying and confirming all that its said attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Mortgagee or any purchaser, the Mortgagor will ratify and confirm any such sale, assignment, transfer or delivery by executing and delivering to the Mortgagee or such purchaser all such proper deeds, bills of sale, assignments, releases and other instruments as may be designated in any such request.

4.5.  Purchase of Mortgaged Property by the Mortgagee.
----  -----------------------------------------------

Any Holder may be a purchaser of the Mortgaged Property or of any part thereof or of any interest therein at any sale thereof, whether pursuant to power of sale, foreclosure or otherwise, and may apply upon the purchase price thereof the indebtedness secured hereby owing to such Holder, to the extent of such Holder's distributive share of the purchase price. Any such Holder shall, upon any such purchase, acquire good title to the properties so purchased, free of the lien of this Mortgage and free of all rights of redemption in the Mortgagor.

4.6.  Receipt a Sufficient Discharge to Purchaser.
----  -------------------------------------------

Upon any sale of the Mortgaged Property or any part thereof or any interest therein, whether pursuant to power of sale, foreclosure or otherwise, the receipt of the Mortgagee or the officer making the sale under judicial proceedings shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall not be obliged to see to the application thereof.

4.7.  Waiver of Appraisement, Valuation, etc.
      ---------------------------------------

The Mortgagor hereby waives, to the fullest extent it may lawfully do so, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Mortgaged Property or any part thereof or any interest therein.

4.8.  Sale a Bar Against the Mortgagor.
      --------------------------------

Any sale of the Mortgaged Property or any part thereof or any interest therein under or by virtue of this Mortgage, whether pursuant to foreclosure or power of sale or otherwise, shall forever be a perpetual bar against the Mortgagor.

4.9.  Application of Proceeds of Sale and Other Monies.
      ------------------------------------------------

The proceeds of any sale of the Mortgaged Property or any part thereof or any interest therein upon foreclosure of this Mortgage or otherwise and all other sums at any time received or held by the Mortgagee hereunder, shall (except as otherwise provided herein or by law) be applied as follows:

          First:   to the payment of all court costs, all reasonable expenses of
          -----
     sale, all reasonable costs and expenses of any receiver and any taxes, assessments or charges, which are prior to the lien of this Mortgage;

          Second:   to the payment of any indebtedness secured by this Mortgage
          ------
     other than indebtedness evidenced by the Notes; and

          Third:   to the Mortgagee for pay out in accordance with Section 8.4
          -----
     of the Indenture.

4.10.  Appointment of Receiver.
       -----------------------

If an Event of Default shall have occurred and be continuing, the Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver for all or any part of the Mortgaged Property, whether such receivership be incidental to an action of foreclosure or otherwise, and the Mortgagor hereby consents to the appointment of such a receiver and will not oppose any such appointment. Such appointment may be made either before or after sale, without notice, without regard to the solvency of the Mortgagor at the time of application for such receiver and without regard to the then value of the Mortgaged Property or whether the same shall be then occupied as a homestead or not, and the Mortgagee or any other person may be appointed as such receiver. Such receiver shall have the power to collect the rents, issues and profits of the Mortgaged Property during the pendency of such foreclosure suit and, in case of a sale and a deficiency, during the full statutory period of redemption, if any, whether there be redemption or not, as well as during any further times when the Mortgagor, except for the intervention of such receiver, would be entitled to collect such rents, issues and profits, and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Mortgaged Property during the whole of said period. All sums paid by such receiver and all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by such receiver in exercising such powers, together with interest thereon at the highest rate then borne by any of the Notes from the date of payment or incurring, shall constitute additional indebtedness secured by this Mortgage.

4.11.  Possession, Management and Income.
       ---------------------------------

At any time after the occurrence of an Event of Default, the Mortgagee, upon notice to the Mortgagor and without the appointment of a receiver or an application therefor, may enter upon and take possession of the Mortgaged Property or any part thereof by force, summary proceedings, ejectment or otherwise and may remove the Mortgagor and all other Persons and any and all property therefrom and may hold, operate, maintain, repair, preserve, lease either in its name or in the name of the Mortgagor) and manage the same and receive all earnings, income, rents, issues, proceeds and profits accruing with respect thereto or any part thereof. The Mortgagee shall be under no liability (other than liability for its own gross negligence or willful misconduct) for or by reason of any such taking of possession, entry, removal, holding, operation or management, except that any amounts so received by the Mortgagee shall be applied to pay all reasonable costs and expenses of so entering upon, taking possession of, holding, operating, maintaining, repairing, preserving, leasing and managing the Mortgaged Property or any part thereof, and any taxes, assessments or other charges prior to the lien of this Mortgage which the Mortgagee may consider it necessary or desirable to pay, and any balance of such amounts shall be applied as provided in Section 4.9 hereof.

4.12.  Right to Perform the Mortgagor's Covenants.
       ------------------------------------------

If the Mortgagor shall fail to make any payment or perform any term, covenant or condition required to be performed hereunder or under the Notes, the Indenture or any Security Document and such failure either constitutes an Event of Default hereunder or thereunder, the Mortgagee, without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter upon five days' prior written notice to the Mortgagor (which notice shall not be deemed to be required in the event that the Mortgagee reasonably believes that any delay will impair the value of the Mortgaged Property or its rights hereunder) make such payment or perform such act for the account and at the expense of the Mortgagor, and may enter upon the Mortgaged Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry and no such action shall be deemed an eviction of any lessee of the Mortgaged Property or any part thereof. All sums so paid by the Mortgagee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the highest rate per annum applicable to the Notes, from the date of payment or incurring, shall constitute additional indebtedness secured by this Mortgage, and the Mortgagor agrees to pay such sums to the person incurring the same on demand.

4.13.  Cumulative Remedies.
       -------------------

Each right, power and remedy of the Mortgagee provided for in this Mortgage, the Indenture or the other Security Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be separate, distinct, cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, the

Indenture or the other Security Documents now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Mortgagee of any one or more of the rights, powers or remedies provided for in this Mortgage, the Indenture or the other Security Documents or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Mortgagee of any or all such other rights, powers or remedies, and no act of the Mortgagee shall be construed as an election to exercise any one such right, power or remedy to the exclusion of any other such right, power or remedy, anything herein or otherwise to the contrary notwithstanding. The Mortgagor expressly waives (i) all demands, presentments, notices of protest and of dishonor and notices of every kind or nature (other than notices expressly provided for in the Indenture, the Notes or the Security Documents), including without limitation those of any action or non-action on the part of the Mortgagee or any guarantor, or any other person whomsoever, (ii) the right to require the Mortgagee to proceed against any guarantor or any other party, (ii) the right to require the Mortgagee to proceed against or apply any other security it may hold, and (iv) the right to require the Mortgagee to pursue any other remedy for the benefit of the Mortgagor. Furthermore, the Mortgagor agrees that the Mortgagee may in its sole discretion without prejudice to or in any way limiting or lessening its rights hereunder, and without affecting or impairing in any way the liability of the Mortgagor hereunder or under any obligation secured hereby (A) exercise its rights under this Mortgage without taking any action against any guarantor or any other party, and without proceeding against or applying any other security it may hold, (B) at its election, exercise any right or remedy it may have against any security held by the Mortgagee, including without limitation the right to foreclose upon any such security by judicial or non-judicial sale, and the Mortgagor hereby irrevocably and unconditionally waives, releases and forever agrees not to assert any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other right or remedy of the Mortgagor against any such security, whether resulting from such election by the Mortgagee or otherwise, and (C) take or give up, or modify, vary, exchange, renew or abstain from perfecting or taking advantage of, any security for any such obligation secured hereby.

4.14.  Provisions Subject to Applicable Law.
-----  ------------------------------------

All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any provisions of applicable law and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Mortgage or any application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of such term shall not be affected thereby.

4.15.  No Waiver.
-----  ---------

Any failure by the Mortgagee to insist upon the strict performance by the Mortgagor of any of the terms and provisions hereof shall not constitute a waiver of any such term or provision or of any Event of Default. The Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by the Mortgagor and no waiver of any Event of Default shall affect or alter this Mortgage, which shall continue in full force and effect with respect to any other then existing or subsequent Event of Default. By accepting payment of any amount secured hereby after its due date, the Mortgagee shall not be deemed to waive its right either to require prompt payment when due of all other amounts payable hereunder or otherwise secured hereby or to declare a default for failure to effect such prompt payment. Regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, the obligation of anyone at any time liable for any of the indebtedness secured by this Mortgage or any part of the security held for the indebtedness may be released and the time of payment may be extended and the terms of any of the Notes and/or this Mortgage may otherwise be modified without, as to the security for the remainder thereof, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien, as security for the payment of the indebtedness as it may be so extended or modified, over any subordinate lien. The Mortgagee may resort for the payment of the indebtedness secured hereby to any other security therefor, including without limitation the Security Documents, in such order and manner as the Mortgagee may elect. By exercising or failing to exercise any right, power or remedy under this Mortgage or the Indenture or any of the other Security Documents separately from or independent of any other of such instruments, no such person or persons shall be deemed to have waived, released or in any way limited its or their right to exercise any right, power or remedy under any other of such instruments. In no event shall the indebtedness secured by this Mortgage be deemed to be discharged, released or reduced by the exercise of any right, power or remedy hereunder, except to the extent of the actual net proceeds received by the Mortgagee from such enforcement of any said right, power or remedy (including without limitation judicial or non-judicial sale or deed in lieu of foreclosure), after deducting all legally permitted costs of such sale or other disposition.

4.16.  Compromise of Actions.
-----  ---------------------

Following an Event of Default any action, suit or proceeding brought by the Mortgagee pursuant to any of the terms of this Mortgage or otherwise, and any claim made by the Mortgagee hereunder (other than against Mortgagor) may be compromised, withdrawn or otherwise dealt with without any notice to or approval of the Mortgagor.

4.17.  Expenses Incurred in Protecting or Enforcing Rights.
-----  ---------------------------------------------------

If the Mortgagee shall incur or expend any sums, including reasonable attorneys' fees, to the extent permitted by law, whether in connection with any action or proceeding or not, to sustain the lien of this Mortgage or its priority, or to protect or enforce any of its rights hereunder, or to recover any indebtedness hereby secured, or for any title examination or title insurance policy relating to the title to the Mortgaged Property if obtained for any of the purposes herein above in this paragraph set forth, all such sums, to the extent permitted by law, shall on notice and demand be paid by the Mortgagor, together with interest thereon at the rate per annum applicable to the Notes, and shall be a lien on the Mortgaged Property, if and to the extent permitted by applicable law, prior to any right of title to, interest in, or claim upon, the Mortgaged Property subordinate to the lien of this Mortgage, and shall be deemed to be part of the indebtedness secured hereby.

4.18.  Power of Attorney.
-----  -----------------

The Mortgagor hereby irrevocably and unconditionally appoints the Mortgagee as the Mortgagor's true and lawful attorney-in-fact, to act for the Mortgagor in the Mortgagor's name, place and stead, and for the Mortgagor's use and benefit, to execute, deliver and file all applications and any and all other necessary documents or things, to effect a transfer, reinstatement, renewal and/or extension of any and all licenses, permits, certifications, consents and approvals from all applicable governmental agencies or authorities ("Governmental Authorizations") issued to the Mortgagor in connection with the
-----------------------------
Mortgagor's use or occupancy of the Mortgaged Property or operation of the Premises, to permit any transferee of the Premises to operate under the authority of the Governmental Authorizations issued to the Mortgagor, and to do any and all other acts incidental to any of the foregoing. The Mortgagor irrevocably and unconditionally grants to the Mortgagee, as its attorney-in-fact, full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as the Mortgagor might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to payment in full of the obligations secured hereby. The Mortgagee agrees not to exercise such powers as attorney-in-fact of the Mortgagor unless an Event of Default under the Indenture has occurred and is continuing.

                                   ARTICLE V


               Financing Statement and Miscellaneous Provisions
               ------------------------------------------------

5.1.  Further Assurances.
----  ------------------

The Mortgagor, at its expense shall execute, acknowledge and deliver all such instruments and take all such action as the Mortgagee may from time to time reasonably request for assuring to the Mortgagee the properties and rights now or hereafter subjected to the lien hereof or assigned hereunder or intended so to be, including without limitation, the execution of a supplemental mortgage or mortgages relating to any land or other interest in real estate acquired after the date hereof and referred to in clause (ii) of paragraph (a) of the granting clause hereof.

5.2.  Fixtures; Financing Statement.
----  -----------------------------

This Mortgage constitutes a security agreement under the Uniform Commercial Code as enacted in the State of New York. The Mortgagor covenants and agrees that, upon the request of the Mortgagee or upon the subsequent acquisition of any proceeds, fixtures and other real property, the Mortgagor will provide to the Mortgagee such further assurances and take such further actions as may be required by the Mortgagee to establish the Mortgagee's first and prior security interest in any such proceeds, fixtures and other real property, including, without limitation, execution and filing or recording in all necessary public offices, at the Mortgagor's sole cost and expense, any UCC financing statements in form acceptable to the Mortgagee. Upon request, the Mortgagor shall execute, deliver and cause to be recorded and filed from time to time with all necessary public offices, at the Mortgagor's sole cost and expense, continuances and such other instruments as will maintain the Mortgagee's priority of security in all such proceeds, fixtures and other property. IT IS INTENDED BY THE MORTGAGOR AND THE MORTGAGEE THAT THIS MORTGAGE BE EFFECTIVE AS A FINANCING STATEMENT FILED WITH THE REAL ESTATE RECORDS AS A FIXTURE FILING. FOR THIS PURPOSE, THE FOLLOWING INFORMATION IS SET FORTH:

(a) Debtor shall mean the Mortgagor, and the address of Debtor shall be its address set forth on the cover hereof.
(b) Secured Party shall mean the Mortgagee, and the address of Secured Party shall be its address set forth on the cover hereof.
(c) This document covers goods which are or are to become fixtures related to the real estate.
(d)  The record owners of the real estate are set forth in Schedule A.

5.3.  Assignment of Leases, Rents and Profits.
----  ---------------------------------------

To further secure the Obligations, the Mortgagor hereby sells, assigns and transfers unto the Mortgagee all the rents, issues and profits of the Mortgaged Property (collectively, "Rents") now due and which may hereafter become due
                         -----
under or by virtue of any lease, whether written or verbal, or any letting of, or of any agreement for the use or occupancy of the Mortgaged Property or any part thereof, which may have been heretofore or may be hereafter made or agreed to or which may be made or agreed to by the Mortgagee under the powers herein granted, it being the intention hereby to establish an absolute transfer and assignment of all such leases and agreements, and all the avails thereunder, to the Mortgagee and not merely the passing of a security interest. The Mortgagor, to the extent permitted by applicable law, hereby irrevocably appoints the Mortgagee its true and lawful attorney (coupled with an interest) in its name, place and stead (with or without taking possession of the Premises) to rent, lease or let all or any portion of the Mortgaged Property to any party or parties at such rental and upon such terms as the Mortgagee shall, in its reasonable discretion, determine, and to collect all of said Rents arising from or accruing at any time hereafter, and all now due or that may hereafter become due under each and every one of the leases and agreements, written or verbal, or other tenancy existing, or which may hereafter exist on the Mortgaged Property, with the same rights and powers and subject to the same immunities, exoneration of liability and rights of recourse and indemnity as the Mortgagee would have upon taking possession pursuant to the provisions of Article 4 hereof. The Mortgagor represents and agrees that no Rent has been or will be paid by any person or entity in possession of any portion of the Mortgaged Property for more than one installment in advance and that the payment of none of the Rents to accrue for any portion of the Mortgaged Property will be waived, released, reduced, discounted or otherwise discharged or compromised by the Mortgagor. As between the Mortgagor and the Mortgagee, the Mortgagor waives any rights to set-off disputed amounts due from any person or entity in possession of any portion of the

Mortgaged Property against sums due to the Mortgagee (but the Mortgagor shall not be deemed hereunder to have waived any rights or remedies against such person or entity). The Mortgagor agrees that it will not assign any of the Rents of the Mortgaged Property. Nothing herein contained shall be construed as constituting the Mortgagee a mortgagee in possession in the absence of the taking of actual possession of the Mortgaged Property by the Mortgagee pursuant to Article 4 hereof. In the exercise of the powers herein granted the Mortgagee, no liability shall be asserted or enforced against the Mortgagee, all such liability being expressly waived and released by the Mortgagor, except liability arising out of the gross negligence or willful misconduct of the Mortgagee. The Mortgagor further agrees to assign and transfer to the Mortgagee all future leases upon all or any part of the Mortgaged Property and to execute and deliver, at the request of the Mortgagee, all such further assurances and assignments in the Mortgaged Property as the Mortgagee shall from time to time reasonably require. Although it is the intention of the parties that the assignment contained in this section shall be a present absolute assignment, it is expressly understood and agreed, anything herein contained to the contrary notwithstanding, that the Mortgagee shall not exercise any of the rights or powers conferred upon it by this section except after the occurrence and during the continuance of an Event of Default and until such time the Mortgagor may continue to collect and use the rents and operate and manage the Mortgaged Property.

5.4.  Partial Release.
----  ---------------

The Mortgagee, at any time and from time to time, without liability therefor, without prior notice to the Mortgagor and without affecting the lien of this Mortgage on any Mortgaged Property or the liability of the Mortgagor except as expressly provided by such release, easement or other agreement, may release any part of the Mortgaged Property, consent to the making of any map or plat of all or any part of the Mortgaged Property, join in granting any easement thereon or join in any extension agreement or agreement subordinating the lien of this Mortgage or enter into any other agreement in connection with the Mortgaged Property.

5.5.  Release and Discharge of Mortgage.
----  ---------------------------------

If (i) all of the outstanding principal of and interest on all of the Notes shall be paid in accordance with the terms thereof and of the Indenture and any and all sums payable by the Issuer or the Mortgagor under the Indenture and under the Security Documents shall be paid or (ii) if all of the interests of the Mortgagor in the Mortgaged Property under the Mortgage shall be Disposed of and if each of the Issuer and the Mortgagor shall be in compliance with all the terms, covenants and conditions applicable to it to be complied with under the Notes, the Indenture and the Security Documents, including, without limitation, payment of the Net Proceeds to the Trustee, then in either such case, this Mortgage shall be null and void and of no further force and effect and the Mortgaged Property hereunder shall thereupon be, and shall be deemed to have been, reconveyed, released and discharged from the lien of this Mortgage without further notice on the part of the Mortgagor or Mortgagee hereunder, and the Mortgagee, at the Mortgagor's expense, will execute and deliver such reasonable or necessary instruments, if any, as the Mortgagor may request evidencing or confirming the reconveyance, release and discharge of the Mortgaged Property from the lien of this Mortgage, and any such instrument, when duly executed by the Mortgagee and duly recorded in the place where this Mortgage is recorded, shall conclusively evidence such reconveyance, release and discharge, all as set forth in Section 12.1(d) of the Indenture. Notwithstanding the foregoing, if (i) or (ii) above shall occur, then the Mortgagor shall have the option to request to request an assignment of this Mortgage without recourse, representation or warranty in lieu of the termination of this Mortgage as described above, and, at the Mortgagor's written request, which request may be denied in Mortgagee's sole discretion, this Mortgage shall remain in full force and effect and the Mortgagee shall assign this Mortgage, and the Mortgagee, at the Mortgagor's expense, will execute and deliver such reasonable or necessary instruments, if any, as the Mortgagor may request evidencing or confirming the assignment of this Mortgage, and any such instrument, when duly executed by the Mortgagee and duly recorded in the place where this Mortgage is recorded, shall conclusively evidence the assignment of this Mortgage, and the release and discharge of the Mortgagor from its obligations hereunder, as set forth in Section 12.1(d) of the Indenture. Notwithstanding the foregoing, any release of this Mortgage in connection with a sale of the Mortgaged Property shall not include a release of the security interests of the Mortgagee in the proceeds of such sale and shall expressly reserve the Mortgagee's security interests in such proceeds unless and until such proceeds are actually received by the Mortgagee.

5.6.  Mortgagor, Mortgagee, Person(s).
----  -------------------------------

Wherever used in this Mortgage, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word "the Mortgagor" shall mean "the Mortgagor or any subsequent owner or owners of the Mortgaged Property, or both", and the word "the Mortgagee" shall mean "the Mortgagee or any holder or holders from time to time of the Notes."

5.7.  Cessation of Mortgagor's Interest.
----  ---------------------------------
No cessation of the Mortgagor's interest in the Mortgaged Property shall affect this Mortgage or any of the Notes.

5.8.  Notices.
----  -------

All notices, demands, requests, consents, approvals and other instruments under this Mortgage or any of the Notes shall be in writing and shall be sent by first class mail, registered mail or overnight courier and, if to the Mortgagee, addressed to the Mortgagee at the address set forth for communications in the Indenture, and, if to the Mortgagor, addressed to it at the address set forth for communications in the Indenture, or to such other address with respect to any party as such party shall notify the other in writing; provided any such
                                                           --------
communication to the Mortgagor may also, at the option of the Mortgagee, be hand delivered to the Mortgagor at its address set forth above.

5.9.  No Merger of Fee and Leasehold Estates.
----  --------------------------------------

So long as any portion of the obligations and indebtedness secured hereby remains unpaid or has not been performed, unless the Mortgagee shall otherwise consent, the fee title to the Premises and the leasehold estate therein created pursuant to the provisions of the Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in the Mortgagor, or in any other person by purchase, operation of law or otherwise. If the Mortgagee shall acquire the fee title to the Premises and the leasehold estate therein created pursuant to the provisions of the Lease, by foreclosure of this Mortgage or otherwise, such estates shall not merge as a result of such acquisition and shall remain separate and distinct for all purposes after such acquisition unless and until the Mortgagee shall elect to merge such estates.

5.10.   No Claims Against the Mortgagee, etc.
-----   -------------------------------------

Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, or shall be construed to permit the making of any claim against the Mortgagee in respect of labor or services or the furnishing of any materials or other property or any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Mortgage.

5.11.   Waiver of Right to Bring Counterclaim in Foreclosure Action.
-----   -----------------------------------------------------------

In any action to foreclose the lien or liens of this Mortgage, including a partial foreclosure, no defense, counterclaim, or setoff shall be available to the Mortgagor other than a compulsory counterclaim or one which denies the existence or sufficiency of the facts upon which the action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding sentence, is timely raised in such foreclosure action, such defense, counterclaim, or setoff shall be dismissed; provided, however, that if such
                                            --------  -------
defense, counterclaim, or setoff is based on a claim which could be tried in an action for money damages, such claim may be brought in a separate action which shall not thereafter be consolidated with such foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action. Any assignee of this Mortgage and the Notes shall take the same free and clear of all offsets, counterclaims, or defenses of any nature whatsoever which the Mortgagor may have against any assignor of this Mortgage and the Notes and no such offset, counterclaim, or defense shall be interposed or asserted by the Mortgagor in any action or proceeding brought by any such assignee upon this Mortgage or the Notes and any such right to interpose or assert any such offset, counterclaim, or defense in any such action or proceeding is hereby expressly waived by the Mortgagor. In addition, the Mortgagor shall not make, nor be entitled to make, any claim for money damages against the Mortgagee based upon any claim or assertion that the Mortgagee has unreasonably withheld or delayed the Mortgagee's consent and/or approval with respect to any provision contained in the Notes, this Mortgage or the other Security Documents which provides, in effect, that the Mortgagee's consent and/or approval is required and shall not be unreasonably withheld or delayed. The Mortgagor's sole remedy in such event shall be limited to an action or proceeding to enforce any such provision pursuant to specific performance, injunction, or declaratory judgment.

5.12.   Usury Laws.
-----   ----------

It is the intent of the Mortgagor and the Mortgagee to comply at all times with applicable usury laws. If at any time such laws would render usurious any amounts called for under the Notes or any of the Security Documents, then it is the Mortgagor's and the Mortgagee's express intention that such excess amount be immediately credited on the principal balance of the Notes (or, if the Notes have been fully paid, refunded by the Mortgagee to the Mortgagor and the Mortgagor shall accept such refund), and the provisions hereof and thereof be immediately deemed to be reformed to comply with the then applicable laws, without the necessity of the execution of any further documents, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. Any such crediting or refund shall not cure or waive any default by the Mortgagor under the Notes or under the Security Documents. If, at any time following any such reduction in the interest rate payable by the Mortgagor, there remains unpaid any principal amounts under the Notes and the maximum interest rate permitted by applicable law is increased or eliminated, then the interest rate payable hereunder shall be readjusted, to the extent permitted by applicable law, so that the total dollar amount of interest payable hereunder shall be equal to the dollar amount of interest which would have been paid by the Mortgagor without giving effect to the applicable usury laws theretofore in effect. The Mortgagor agrees, however, that in determining whether or not any interest payable under the Notes or any of the Security Documents exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in the Notes or in any Security Document to be "interest"), including, without limitation, prepayment fees and late charges, shall be deemed, to the extent permitted by law, to be an expense, fee, premium, or penalty rather than interest.

5.13.   FIRPTA.
-----   ------

If the Mortgagee purchases the Mortgaged Property pursuant to a foreclosure under this Mortgage, or accepts an assignment of the Mortgaged Property in lieu of the foreclosure, the Mortgagor hereby authorizes the Mortgagee to withhold the amount of tax, if any, required to be withheld under Section 1445 of the Internal Revenue Code of 1986, as amended (or any successor provision thereto), out of any sums payable to the Mortgagor from such foreclosure sale or assignment in lieu thereof, as the case may be, after payment of all parties other than the Mortgagor who are entitled to be paid out of any foreclosure or assignment proceeds, as if the Mortgagor were a foreign person, unless the Mortgagor certifies its nonforeign status at the time of such foreclosure sale or assignment, as the case may be, by executing and delivering to the Mortgagee a certificate satisfactory to the Mortgagee.

5.14.   Conflicts with Indenture.
-----   ------------------------
Notwithstanding any other provision hereof, in the event of any conflict between the terms of this Mortgage and the Indenture, the provisions of the Indenture will apply.

5.15.   Trust Funds.
-----   -----------
The Mortgagor shall receive the advances secured hereby subject to the trust fund provisions of Section 13 of the Lien Law of the State of New York.

5.16.   Miscellaneous.
-----   -------------

All the terms of this Mortgage shall apply to and be binding upon and inure to the benefit of the successors and assigns of the Mortgagor and all persons claiming under or through the Mortgagor or any such successor or assign and the Mortgagee and its successors in interest. The headings in this Mortgage are for convenient reference only and shall not limit or otherwise affect any of the terms hereof. This Mortgage may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. This Mortgage is to be construed according to the laws of the State of New York. The clauses and covenants contained in this Mortgage which are construed by Section 254 of the Real Property Law of the State of New York shall be construed as provided in those sections, except that the provisions of subsection 4 of said Section 254 shall not in any manner apply to or construe the provisions of this Mortgage; the additional clauses and covenants contained herein shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by said Section 254 and shall not impair, modify, alter or defeat such rights (except that the provisions hereof shall be exclusive of and shall be in substitution for the rights which would be conferred by the clauses and covenants construed by said subsection 4 of said Section 254), notwithstanding that such additional clauses and covenants may relate to the are subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by said Section 254; in the event of any inconsistencies between the provisions of Section 254 and the provisions of this Mortgage, the provisions of this Mortgage shall prevail.

5.17.   Mortgagee Waiver and Consent Agreement.
-----   --------------------------------------
A Mortgagee Waiver and Consent Agreement, among the Mortgagee, the Mortgagor and BankBoston Retail Finance, Inc. exists with respect to the Mortgaged Property.

5.18.   WAIVER OF JURY TRIAL.
-----   --------------------
BOTH THE MORTGAGOR AND THE MORTGAGEE HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MORTGAGE.

          IN WITNESS WHEREOF, this Mortgage has been duly executed by the Mortgagor on the day and year first above written.

WITNESS:                               NEW HORIZONS OF YONKERS, INC.


By                                     By
  -----------------------------           ------------------------------
  Title:                                  Cornelius F. Moses, III
                                          Senior Vice President and
                                          Chief Financial Officer


By                                     By
  -----------------------------           ------------------------------
  Title:                                  David L. Schmidt
                                          Senior Vice President and
                                          General Counsel

                                                                [Corporate Seal]

STATE OF NEW YORK      )
                       )  ss.:
COUNTY OF NEW YORK     )


          On this 29th day of January, 1999, before me, the undersigned officer, personally appeared Cornelius F. Moses, III, having an address c/o New Horizons of Yonkers, Inc., One Bradlees Circle, P.O. Box 9051, Braintree, Massachusetts 02184, personally known and acknowledged himself to me to be the Senior Vice President and Chief Financial Officer of New Horizons of Yonkers, Inc., and that as such officer, being duly authorized to do so pursuant to its bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself in his authorized capacity as such officer as his free and voluntary act and deed and the free and voluntary act and deed of said corporation.

          IN WITNESS WHEREOF, hereunto set my hand and official seal.




                              Notary Public

NOTARIAL SEAL

My Commission Expires:

/s/
   ----------------------

STATE OF NEW YORK      )
                       )  ss.:
COUNTY OF NEW YORK     )


          On this 29th day of January, 1999, before me, the undersigned officer, personally appeared David L. Schmitt, having an address c/o New Horizons of Yonkers, Inc., One Bradlees Circle, P.O. Box 9051, Braintree, Massachusetts 02184, personally known and acknowledged himself to me to be the Senior Vice President and General Counsel of New Horizons of Yonkers, Inc., and that as such officer, being duly authorized to do so pursuant to its bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself in his authorized capacity as such officer as his free and voluntary act and deed and the free and voluntary act and deed of said corporation.

          IN WITNESS WHEREOF, hereunto set my hand and official seal.




                              Notary Public

NOTARIAL SEAL

My Commission Expires:

/s/
--------------------------

                                   Schedule A
                                   ----------

                                     Lease

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----

ARTICLE I      PAYMENT OF TAXES, INSURANCE, ETC...........................   5

         1.1.  Certain Definitions........................................   5
         1.2.  Payment of Taxes and Claims................................   5
         1.3.  Compliance with Insurance Requirements Instruments.........   5
         1.4.  Compliance with Laws.......................................   5
         1.5.  Government Approvals.......................................   5
         1.6.  Liens......................................................   5
         1.7.  The Lease..................................................   5
         1.8.  Utility Services...........................................   6
         1.9.  Maintenance and Repair, etc................................   6
        1.10.  Alterations, Changes, etc..................................   6
        1.11.  Acquired Property Subject to Lien..........................   7

ARTICLE II     COVENANTS OF THE MORTGAGOR.................................   7

         2.1.  Compliance with Indenture..................................   7
         2.2.  Obligations Secured by Mortgage............................   7
         2.3.  Prohibitions on Sale Transfer etc..........................   8
         2.4.  Recordation................................................   8
         2.5.  No Waste...................................................   8
         2.6.  Inspection, etc............................................   8
         2.7.  Notice of Event of Default, Default or Claimed Default.....   9
         2.8.  No Credit for Payment of Taxes.............................   9
         2.9.  Use of Mortgagee's Name....................................   9
        2.10.  The Lease..................................................   9
        2.11.  The Easements..............................................  13

ARTICLE III    EMINENT DOMAIN, INSURANCE PROCEEDS, ETC....................  14

         3.1.  Damage, Destruction or Taking; the Mortgagor to
               Give Notice; Assignment of Awards..........................  14
         3.2.  Application of Insurance Proceeds..........................  15
         3.3.  Application of Awards, etc.................................  15

ARTICLE IV     EVENTS OF DEFAULT..........................................  15

         4.1.  Events of Default; Indebtedness Due........................  15
         4.2.  Enforcement; Foreclosure...................................  16
         4.3.  Power of Sale..............................................  17
         4.4.  The Mortgagee Authorized to Execute Deeds, etc.............  17
         4.5.  Purchase of Mortgaged Property by the Mortgagee............  17

         4.6.  Receipt a Sufficient Discharge to Purchaser................  17
         4.7.  Waiver of Appraisement, Valuation, etc.....................  18
         4.8.  Sale a Bar Against the Mortgagor...........................  18
         4.9.  Application of Proceeds of Sale and Other Monies...........  18
        4.10.  Appointment of Receiver....................................  18
        4.11.  Possession, Management and Income..........................  19
        4.12.  Right to Perform the Mortgagor's Covenants.................  19
        4.13.  Cumulative Remedies........................................  19
        4.14.  Provisions Subject to Applicable Law.......................  20
        4.15.  No Waiver..................................................  20
        4.16.  Compromise of Actions......................................  21
        4.17.  Expenses Incurred in Protecting or Enforcing Rights........  21
        4.18.  Power of Attorney..........................................  22

ARTICLE V      FINANCING STATEMENT AND MISCELLANEOUS PROVISIONS...........  22

         5.1.  Further Assurances.........................................  22
         5.2.  Fixtures; Financing Statement..............................  22
         5.3.  Assignment of Leases, Rents and Profits....................  23
         5.4.  Partial Release............................................  24
         5.5.  Release and Discharge of Mortgage..........................  24
         5.6.  Mortgagor, Mortgagee, Person(s)............................  25
         5.7.  Cessation of Mortgagor's Interest..........................  25
         5.8.  Notices....................................................  25
         5.9.  No Merger of Fee and Leasehold Estates.....................  25
        5.10.  No Claims Against the Mortgagee, etc.......................  26
        5.11.  Waiver of Right to Bring Counterclaim in
               Foreclosure Action.........................................  26
        5.12.  Usury Laws.................................................  27
        5.13.  FIRPTA.....................................................  27
        5.14.  Conflicts with Indenture...................................  27
        5.15.  Trust Funds................................................  27
        5.16.  Miscellaneous..............................................  28
        5.17.  Mortgagee Waiver and Consent Agreement.....................  28
        5.18.  WAIVER OF JURY TRIAL.......................................  28

SCHEDULE A  -  Lease